Exhibit 10.4

Execution

RABBI TRUST AGREEMENT

by and between

TECO ENERGY, INC.

and

THE BANK OF NEW YORK MELLON

and known as the

TECO ENERGY GROUP SUPPLEMENTAL RETIREMENT BENEFITS TRUST

SECTION 8 - PROVISIONS REGARDING TRUSTEE		12
8.1	Standard of Care	12
8.2	Duties	12
8.3	Limitation on Liability	12
8.4	Force Majeure	13
8.5	Fees	13
8.6	Indemnification	13
SECTION 9 - AMENDMENT OR TERMINATION; REMOVAL OR RESIGNATION; APPOINTMENT OF SUCCESSOR; ASSIGNMENT		13
9.1	Amendment or Termination	13
9.2	Removal or Resignation	13
9.3	Appointment of Successor	13
9.4	Successors and Assigns/U.S. Special Resolution Regime Transferability	14
9.5	Assignment or Alienation	14
SECTION 10 - ADDITIONAL PROVISIONS		14
10.1	Line Item Assets	14
10.2	Appropriate Action	14
10.3	Governing Law	14
10.4	Sovereign Immunity	14
10.5	Representations	15
10.6	USA PATRIOT Act	15
10.7	Notices	15
10.8	Entire Agreement	15
10.9	Necessary Parties	15
10.10	No Third Party Beneficiaries	15
10.11	Execution in Counterparts	15
APPENDIX A - LIST OF COVERED PLANS		A-1
APPENDIX B - INFORMATION SECURITY PROGRAM		B-1

ii

RABBI TRUST AGREEMENT

AGREEMENT (“Agreement”), dated as of the latest date set forth on the signature page hereto (“Effective Date”) between TECO ENERGY, INC. (the “Company”) and THE BANK OF NEW YORK MELLON, a bank organized under the laws of the state of New York (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has adopted the nonqualified deferred compensation plan(s), individually and collectively, listed in Appendix A, as may be amended from time to time (“Plan”);

WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals covered by such Plan;

WHEREAS, pursuant to the terms of that certain Original Trust Agreement between the Company and JPMorgan Chase Bank, N.A. (the “Predecessor Trustee”) (the “Original Trust Agreement”), the Company established and maintained a trust and contributed to the trust the assets that shall be held therein, subject to the claims of the Company’s creditors in the event of the Company’s insolvency until (i) paid to Participants in such manner and at such times as are specified in the Plan and communicated to the Trustee pursuant to the Original Trust Agreement, (ii) applied for the benefit of the Company’s creditors in accordance with the terms of the Original Trust Agreement, and/or (iii) returned to the Company in accordance with the terms of the Original Trust Agreement;

WHEREAS, the Company has experienced a “Change in Control” as that term is defined in the Original Trust Agreement, and certain provisions of the Original Trust Agreement pertaining to a Change in Control, including the irrevocability of the Trust, are now in effect;

WHEREAS, the Company has appointed the Trustee as successor trustee to the Predecessor Trustee, effective as of January 1, 2020;

WHEREAS, in connection with the appointment of the Trustee, the Company and the Trustee desire to amend and restate the instrument governing the Trust in its entirety, pursuant to the terms set forth herein;

WHEREAS, the Company wishes to appoint the Trustee as trustee of the Trust effective as of the date hereof and in accordance with the terms of this Agreement;

WHEREAS, the Trustee is willing to serve as the successor trustee of the Trust effective as of the Effective Date in accordance with the terms of this Agreement;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of ERISA and/or for the purpose of providing benefits under an excess benefit plan as that term is defined in Section 3(36) of ERISA to certain employees in excess of the limitations on contributions and benefits imposed by §415 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, it is the intention of the Company to utilize certain contributions to the Trust to provide a source of funds to assist it in meeting its liabilities under the Plan.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1 – ESTABLISHMENT OF TRUST; INSTRUCTIONS

1.1Definitions. Whenever used in this Agreement, the following words shall have the meanings set forth below:

“Authorized Instructions” shall have the meaning set forth in Section 1.3.

“Authorized Person” shall mean any Person authorized by the Company or an Investment Manager to give Oral or Written Instructions with respect to the Trust Fund or with respect to foreign exchange, derivative investments or information and transactional web based services provided by the Trustee or a BNY Mellon Affiliate. Authorized Persons shall include Persons authorized by an Authorized Person. Authorized Persons, their signatures and the extent of their authority shall be provided by Written Instructions. The Company shall cause the Investment Manager to furnish the Trustee with Written Instructions identifying Authorized Persons and their signatures. The Trustee may conclusively rely on the authority of Authorized Persons until it receives a Written Instruction to the contrary.

“BNY Mellon Affiliate” shall mean any direct or indirect subsidiary of The Bank of New York Mellon Corporation.

“Book-Entry System” shall mean the U.S. Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

“Business Day” shall mean any day on which the Trustee and relevant Depositories and Subcustodians are open for business.

“Centralized Functions” shall have the meaning set forth in Section 7.8.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Country Risk Events” shall have the meaning set forth in Section 2.1.

“Customer-Related Data” shall have the meaning set forth in Section 7.8.

“Data Providers” shall mean pricing vendors, analytics providers, brokers, dealers, investment managers, Authorized Persons, Subcustodians, Depositories and any other Person providing Market Data to the Trustee.

“Data Terms Website” shall mean, http://www.bnymellon.com/products/assetservicing/vendoragreement.pdf or any successor website the address of which is provided by the Trustee to the Company.

“Depository” shall include the Book-Entry System, the Depository Trust Company, Euroclear, Clearstream Banking S.A., the Canadian Depository System, CLS Bank and any other securities depository, book-entry system or clearing agency (and their respective successors and nominees) authorized to act as a securities depository, book-entry system or clearing agency pursuant to applicable law.

“Designated Party” shall have the meaning set forth in Section 7.1.

“Economic Sanctions Compliance Program” shall mean those programs, policies, procedures and measures designed to ensure compliance with, and prevent violations of, Sanctions.

“Employer Securities” shall mean stock, warrants, options or other obligations issued by the Company.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Insolvent” or “Insolvency” means (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

“Investment Manager” shall mean an investment manager, within the meaning of Section 3(38) of ERISA, with respect to the Trust Fund which has been appointed by the Company pursuant to Section 3.1.

“Losses” shall mean, collectively, losses, costs, expenses, damages, liabilities and claims.

“Market Data” shall mean pricing or other data related to Securities and other assets. Market Data includes but is not limited to security identifiers, valuations, bond ratings, classification data, and other data received from investment managers and others.

“Operational Losses” shall have the meaning set forth in Section 2.2.

“Oral Instructions” shall mean instructions expressed in spoken words received by the Trustee.

“Participant(s)” shall mean one or more individuals covered by the Plan, including the beneficiaries of a deceased Participant.

“Payment Schedule” shall mean a written direction that sets forth (i) the amount payable with respect to each Participant, or other instructions acceptable to the Trustee for determining the amount so payable; (ii) the form in which such amount is to be paid; and (iii) the timing of each such payment.

“Plan” shall mean the nonqualified deferred compensation plan(s), individually and collectively, of the Company listed in Appendix A, as may be amended from time to time.

“Person” or “Persons” shall mean any entity or individual.

“Property” shall mean any assets held by the Trustee, but shall not include Real Estate or Employer Securities.

“Real Estate” shall mean direct interests in real property, leaseholds or mineral interests and shall include assets secured by any of the foregoing.

“Required Care” shall have the meaning set forth in Section 2.2.

“Sanctions” shall mean all economic sanctions, laws, rules, regulations, executive orders and requirements administered by any governmental authority of the U.S. (including the U.S. Office of Foreign Assets Control) and the European Union (including any national jurisdiction or member state thereof), in addition to any other applicable authority with jurisdiction over the Company.

“Securities” shall include, without limitation, any common stock and other equity securities, depository receipts, limited partnership and limited liability company interests, bonds, debentures and other debt securities, notes or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository, with a Subcustodian or on the books of the issuer) that are acceptable to the Trustee.

“Subcustodian” shall mean a bank or other financial institution (other than a Depository) that is utilized by the Trustee or by a BNY Mellon Affiliate, pursuant to Section 2.2 hereof in connection with the purchase, sale or custody of Securities or cash hereunder.

“Tax Obligations” shall mean taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses.

“Third Party Service Provider” shall mean a service provider hired by the Trustee to provide or to assist the Trustee with providing value-added services requested by the Company.

“Trust” shall mean the trust governed by this Trust Agreement, and it shall be known as the TECO Energy Group Supplemental Retirement Benefits Trust.

“Trust Fund” means the total assets in the Trust.

“Written Instructions” shall mean written communications received by the Trustee by S.W.I.F.T., overnight delivery, postal services, facsimile transmission, email, on-line communication system or other method or system, each as specified by the Trustee as available for use in connection with the services hereunder.

1.2Establishment of Trust.

a.The Company hereby appoints the Trustee as trustee for the Trust , consisting of such sums of money and other property as from time to time shall be paid and delivered to and accepted by the Trustee from the Company. The Company, in its sole discretion, may at any time, or from time to time, make additional deposits in trust with the Trustee of cash or other property reasonably acceptable to the Trustee. The Trustee shall not have any right to compel such additional deposits. The Trustee shall have no duty to determine or collect contributions to the Trust which may be required under the Plan or this Agreement and shall have no responsibility for any property until it is actually received and accepted by the Trustee. The Company shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Plan to the Trust. All money and other property paid or delivered to and accepted by the Trustee shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Agreement.

b.The Trust hereby established is irrevocable.

c.The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and shall be construed accordingly. The Company represents and warrants to the Trustee that: (i) the Plan for which benefits are or may become payable under this Trust is not subject to Part 4 of Subtitle B of Title I of ERISA; and (ii) the Plan covers, and will cover, only a select group of management or highly compensated employees as contemplated by Section 401(a) of ERISA and/or the Plan is an excess benefit plan as set forth in Section 3(36) of ERISA, such sections of ERISA being further defined by interpretations, opinions and rulings of the Department of Labor.

d.The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for (i) the payment of benefits to the Participants under the Plan; (ii) payments for the benefit of the general creditors of the Company in the event of its Insolvency in accordance with the terms of this Agreement; and/or (iii) payments to the Company in accordance with the provisions of this Agreement. The Participants shall have no preferred claim on, nor any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of the Participants against the Company. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency.

e. The establishment of the Trust is intended to aid the Company in meeting its obligations to make payments to Participants under the Plan and shall not affect the Company’s continuing obligation to pay benefits to Participants under the Plan except that the Company’s liability under the Plan shall be offset by actual payments made on its behalf by the Trustee.

f. In no event shall the Trustee have any duty or responsibility with respect to compliance with Section 409A of the Code. The Trustee may conclusively presume that each instruction or direction it receives from the Company or an Authorized Person is in compliance with Section 409A of the Code, including any Payment Schedule.

1.3Authorized Instructions. The Trustee shall be entitled to rely upon any Oral or Written Instructions actually received by the Trustee and reasonably believed by the Trustee to be from an Authorized Person (“Authorized Instructions”). The Company hereby agrees that the Authorized Person shall have the responsibility for determining that the Authorized Instructions are in accordance with the terms of the Plan and applicable law. The Company agrees that an Authorized Person shall forward to the Trustee Written Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to the Trustee. The Trustee may act on such Oral Instructions but is not obligated to do so until Written Instructions are received. The Company agrees that the fact that Written Instructions confirming Oral Instructions are not received or that contrary Written Instructions are received by the Trustee shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by the Trustee.

1.4Authentication. If the Trustee receives Written Instructions that appear on their face to have been transmitted by an Authorized Person via (i) facsimile, email, or other electronic method that is not secure, or (ii) secure electronic transmission containing applicable authorization codes, passwords or authentication keys, the Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Written Instructions and that the Trustee shall be entitled to conclusively presume that such Written Instructions have been sent by an Authorized Person and are Authorized Instructions. The Company shall be responsible for ensuring that only Authorized Persons transmit such Written Instructions to the Trustee and that all Authorized Persons treat applicable user and authorization codes, passwords and authentication keys with appropriate care.

1.5Security Procedure. The Company acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to the Trustee and that there may be more secure methods of transmitting Written Instructions than the method selected by the sender. The Company agrees that the security procedures, if any, to be followed in connection with a transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

1.6On-Line Systems. If an Authorized Person elects to transmit Written Instructions through an on-line communication system offered by the Trustee, the use thereof shall be subject to any terms and conditions contained in a separate written agreement. If an Authorized Person elects, with the Trustee’s prior consent, to transmit Written Instructions through an on-line communications service owned or operated by a third party, the Company agrees that the Trustee shall not be responsible or liable for the reliability or availability of any such service. Trustee’s Information Security Program is attached hereto as Appendix B.

1.7Payments to Plan Participants.

a.The entitlement of a Participant to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan. The Company shall notify the Trustee of such determination and shall direct payment, or commencement of payment, of such benefits. The Company shall have the sole responsibility for determining the eligibility of any Participant for benefits or for determining the amount and duration of the payment of such benefits.

b.The Company shall deliver to the Trustee a Payment Schedule upon the later of the execution of this Agreement or the commencement of payments to one or more Participants. The Company shall be responsible for notifying the Trustee in writing of any change in the information on the Payment Schedule. The Trustee shall make payments to the Participants in accordance with the Payment Schedule most recently provided to it by the Company.

c.The Company may make payment of benefits directly to the Participants as they become due under the terms of the Plan. The Company shall notify the Trustee pursuant to Authorized Instructions of its decision to make payment of benefits directly within a reasonable time prior to the time amounts are payable to Participants. The notification of the Trustee by the Company to make payments directly to a Participant shall be considered a change of the Payment Schedule affecting such Participant. The Company may direct the Trustee to reimburse it from the Trust Fund provided it supplies the Trustee with evidence acceptable to the Trustee of payments made by the Company to Participants.

d.If the principal of the Trust, together with any earnings thereon, are not sufficient to make a payment of benefits in accordance with the terms of the Payment Schedule, the Trustee shall be obligated to make a payment only to the extent that it has principal and earnings in the Trust. The Trustee shall notify the Company when principal and earnings are not sufficient to make payments as directed and there are no longer any assets in the Trust. The Company shall either (i) immediately make up the balance of each such payment as it falls due, (ii) make a contribution to cover the balance due and any future payments, as it determines in its sole discretion, or (iii) terminate the Trust, if permissible hereunder, and make future payments directly from the Company.

SECTION 2 – TRUST SERVICES

2.1Holding Securities. Subject to the terms hereof, the Company hereby authorizes the Trustee to hold any Securities in registered form in the name of the Trustee or one of its nominees. Securities held hereunder shall be segregated on the Trustee’s books and records from the Trustee’s own property. The Trustee shall be entitled to utilize Subcustodians and Depositories in connection with its performance hereunder. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of the Trustee’s or a BNY Mellon Affiliate’s agreements with such Subcustodians. Securities and cash deposited by the Trustee in a Depository will be held subject to the rules, terms and conditions of such Depository. Subcustodians may hold Securities in Depositories in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with Subcustodians will be held in a commingled account in the name of the Trustee or a BNY Mellon Affiliate for its clients. The Trustee shall identify on its books and records the Securities and cash belonging to the Trust Fund, whether held directly or indirectly through Depositories or Subcustodians. In no event shall the Trustee be liable for any Losses arising out of the holding of Securities or cash in any particular country, including but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations or currency redenomination; availability of Securities or cash or market conditions which prevent the transfer of property or the execution of Securities transactions or affect the value of property (“Country Risk Events”).

2.2Subcustodians. The Trustee shall exercise reasonable care in the selection or retention, monitoring and continued use of Subcustodians in light of prevailing rules, practices, procedures and circumstances in the relevant market (the “Required Care”).

With respect to any Losses incurred by the Trust, the Company or any other person as a result of the acts or the failure to act by any Subcustodian (“Operational Losses,”) which specifically excludes Losses arising out of or relating to Country Risk Events), the Trustee shall be liable for:

a.Operational Losses with respect to Securities or cash held by the Trustee with or through a BNY Mellon Affiliate; and

b.Operational Losses with respect to Securities or cash held by the Trustee with or through a Subcustodian (other than a BNY Mellon Affiliate) to the extent that such Operational Losses were directly caused by failure on the part of the Trustee to exercise Required Care.

With respect to all other Operational Losses not covered by clauses (a) and (b) above, the Trustee shall take appropriate action to recover Operational Losses from such Subcustodian, and Trustee’s sole liability shall be limited to amounts recovered from such Subcustodian (exclusive of reasonable, documented costs and expenses incurred by the Trustee).

In addition, the Trustee shall be liable for repayment to the Trust of cash credited to the Trust Fund and credited to any relevant cash account at the Subcustodian that the Trustee is not able to recover from the Subcustodian (other than as a result of Country Risk Events).

2.3Depositories. The Trustee shall have no liability whatsoever for the action or inaction of any Depository or for any Losses resulting from the maintenance of Securities with a Depository. The Trustee shall be liable to repay cash credited to the Trust Fund and credited to any relevant account at such Depository (other than as a result of Country Risk Events).

2.4Agents. The Trustee may appoint agents, including BNY Mellon Affiliates, on such terms and conditions as it deems appropriate to perform its services hereunder. Except as otherwise specifically provided herein, no such appointment shall discharge the Trustee from its obligations hereunder.

2.5Trustee Responsibility for Payment of Benefits When Company Is Insolvent.

a.At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to the claims of the general creditors of the Company under federal and state law as set forth below.

i.The Board of Directors or the Chief Executive Officer of the Company shall inform the Trustee in writing of the Company’s Insolvency.

ii.Unless the Trustee, in its capacity as trustee and not in its proprietary capacity, has actual knowledge of the Company’s Insolvency, or has received written notice from the Company or a person claiming to be a creditor and alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency. In all cases, the Trustee shall be entitled to conclusively rely upon the written notice of the Board of Directors or the Chief Executive Officer of the Company when determining whether the Company is Insolvent.

iii.If at any time (1) the Trustee has actual knowledge of the Company’s Insolvency, (2) the Board of Directors or the Chief Executive Officer of the Company has notified the Trustee that the Company is Insolvent, or (3) a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall discontinue payments to the Participants and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Agreement shall in any way diminish any rights of the Participants to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

iv.The Trustee shall resume the payment of benefits to the Participants in accordance with Section 1.7 only after the Trustee has received written notice from the Board of Directors or the Chief Executive Officer of the Company that the Company is not Insolvent (or is no longer Insolvent).

b. Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to this Section and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participants under the terms of the Plan (as certified to the Trustee by the Company) for the period of such discontinuance, less the aggregate amount of any payments made to the Participants by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

2.6 Payments to Company. Except as otherwise specifically provided in this Agreement, the Company shall not have the right or power at any time to direct the Trustee to return to the Company any or all of the Trust assets.

2.7 Trustee Actions without Direction. With respect to the Trust Fund, the Trustee shall:

a.Receive income and other payments due to the Trust Fund;

b.Carry out any exchanges of Securities or other corporate actions not requiring discretionary decisions;

c. Facilitate access by the Company or its designee to ballots or online systems to assist in the voting of proxies received for eligible positions of Securities held in the Trust Fund (excluding bankruptcy matters);

d.Forward to the Company or its designee information (or summaries of information) that the Trustee receives from Depositories or Subcustodians concerning Securities in the Trust Fund (excluding bankruptcy matters);

e.Forward to the Company or its designee an initial notice of bankruptcy cases relating to Securities held in the Trust Fund and a notice of any required action related to such bankruptcy cases as may be received by the Trustee. No further action or notification related to the bankruptcy case shall be required;

f.Endorse for collection checks, drafts or other negotiable instruments received on behalf of the Trust Fund; and

g.Have the authority to deposit cash in accounts bearing interest at a reasonable rate in the banking department of the Trustee or an affiliated banking organization.

2.8Trustee Actions with Direction. The Trustee shall take the following actions in the administration of the Trust Fund only pursuant to Authorized Instructions:

a.Settle purchases and sales of Securities and process other transactions, including, without limitation, free receipts and deliveries. In no event shall the Trustee be directed to cause the Trust to hold or invest in (i) Employer Securities (other than amounts held in pooled investment vehicles in which the Trust invests) or (ii) Real Estate;

b. Purchase or sell, write or issue, puts, calls, or other options, covered or uncovered, enter into financial futures contracts, forward placement contracts and standby contracts, swaps, synthetic GICs and other derivative investments, and in connection therewith, custody and pledge assets of the Trust Fund;

c. Settle transactions in foreign exchange or foreign exchange contracts, provided that the Trustee may establish rules or limitations concerning any foreign exchange facility made available;

d. Enter into insurance contracts for the purposes of investment or otherwise and take such other actions with respect to insurance contracts as directed. The Trust shall be the beneficiary of any life insurance policy that is an asset of the Trust. The Trustee shall not be directed to loan to any person the proceeds of any borrowing against a life insurance policy;

e. Deliver Securities in the Trust Fund if an Authorized Person advises the Trustee that the Company has entered into a separate securities lending agreement, provided that the Company executes such agreements as the Trustee may require in connection with such arrangements;

f. Institute suits or legal proceedings subject to the Trustee’s receipt of satisfactory indemnity for fees and expenses; and

g. Take any other action as necessary to perform hereunder as directed pursuant to Authorized Instructions.

No such actions shall give this Trust the objective of carrying on a business and dividing the profits therefrom, within the meaning of Section 301.7701-1 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

2.9Foreign Exchange Transactions. Any foreign exchange transaction effected by the Trustee in connection with this Agreement may be entered with the Trustee or a BNY Mellon Affiliate acting as a principal or otherwise through customary channels. The Company or the Investment Manager may issue standing Written Instructions with respect to foreign exchange transactions, but the Trustee may establish rules or limitations concerning any foreign exchange facility made available to the Trust Fund. With respect to foreign exchange transactions done through The Bank of New York Mellon’s Global Markets FX Desk, it is acting as a principal counterparty on its own behalf and is not acting as a fiduciary or agent for, or in connection with, the Company, the Trust, or an Investment Manager.

SECTION 3 – INVESTMENT OF THE TRUST FUND

3.1Investment and Administrative Authority.

a. The Company may appoint (and remove) one or more Investment Managers, which may include the Trustee or an affiliate of the Trustee, provided such appointment of the Trustee or its affiliate is set forth and governed by a separate investment management agreement. To the extent that assets of the Trust Fund are not so managed by an Investment Manager, the Company shall manage all such assets. The Company and each Investment Manager shall designate in writing the Authorized Parties who shall represent such party in dealing with the Trustee. All rights associated with assets of the Trust shall be exercised by the Company or an Investment Manager, whichever has investment discretion over a particular asset, and shall in no event be exercisable by, or at the discretion of, the Participants.

b.The Trustee, in its capacity as trustee of the Trust Fund, shall have no discretionary investment duties with respect to the Trust Fund. The Trustee shall have no duty to inquire whether Authorized Instructions received from the Company or an Investment Manager are in accordance with the Plan or investment guidelines, or to review the assets purchased, retained or sold. The Trustee shall not be responsible or liable for any diminution of value of any securities or other property held by the Trustee (or its subcustodians).

c.The Company shall have the right at any time, and from time to time, in its sole discretion to substitute assets of equal fair market value, as determined by the Company, for any asset held by the Trust. The Trustee shall have no obligation to determine or verify the fair market value of such assets.

SECTION 4 – CORPORATE ACTIONS

4.1 Notification. The Trustee shall notify the Company or its designee of rights or discretionary corporate actions as promptly as practicable under the circumstances, provided that the Trustee has actually received notice of such right or discretionary corporate action from the relevant Subcustodian or Depository. Without actual receipt of such notice, the Trustee shall have no liability for failing to so notify the Company.

4.2 Direction. Whenever there are voluntary rights that may be exercised or alternate courses of action that may be taken by reason of the Trust Fund’s ownership of Securities, the Company or its designee shall be responsible for making any decisions relating thereto and for directing the Trustee to act. In order for the Trustee to act, it must receive Authorized Instructions using the Trustee generated form or clearly marked as instructions, addressed as the Trustee may from time to time request, by such time as the Trustee shall advise the Company or its designee. If the Trustee does not receive Authorized Instructions by such deadline, the Trustee shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

4.3Partial Redemptions, Payments, Etc. The Trustee shall promptly advise the Company or its designee upon its notification of a partial redemption, partial payment or other action with respect to a Security affecting fewer than all such Securities held within the Trust Fund. If the Trustee, any Subcustodian or Depository holds any Securities affected by one of the events described, the Trustee, the Subcustodian or Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

SECTION 5 – SETTLEMENT OF TRADES

5.1 Trading Instructions. An Authorized Person shall deliver or cause to be delivered to the Trustee all information necessary for the Trustee to settle purchases or sales. For the purpose of settling purchases of Securities, an Authorized Person shall cause the Trustee to be provided with sufficient immediately available funds for all such transactions by such time and date as conditions in the relevant market dictate.

5.2 Contractual Settlement and Income. The Trustee may, as a matter of bookkeeping convenience, credit the Trust Fund with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until the Trustee’s actual receipt of final payment and may be reversed by the Trustee to the extent that final payment is not received. Payment with respect to a transaction will not be “final” until the Trustee shall have received immediately available funds that under applicable local law, rule or practice are irreversible and not subject to any security interest, levy or other encumbrance, and that are specifically applicable to such transaction.

5.3 Trade Settlement. Transactions will be settled using practices customary in the jurisdiction or market where the transaction occurs. The Company understands that when the Trustee is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. The Company assumes, on behalf of the Trust, full responsibility for all risks involved in connection with the Trustee’s delivery of Securities pursuant to Authorized Instructions in accordance with local market practice.

SECTION 6 – DEPOSITS AND ADVANCES

6.1 Deposits. The Trustee may hold cash in the Trust Fund or may arrange to have such cash held by a BNY Mellon Affiliate or Subcustodian, or with a Depository. Where cash is on deposit with the Trustee, a Subcustodian, a BNY Mellon Affiliate or a Depository, it will be subject to the terms of this Agreement and such deposit terms and conditions as may be issued by such entity from time to time.

6.2 Sweep. Cash may be swept as directed by the Company or an Investment Manager to investment vehicles offered by the Trustee or to other investment vehicles. Cash may be uninvested when it is received or reconciled to an account in the Trust Fund after the deadline to be swept into a target vehicle, or when held for short periods of time related to transaction settlements. The Company acknowledges that, as part of the Trustee’s compensation, the Trustee will earn interest on cash balances held by the Trustee, including disbursement balances and balances arising from purchase and sale transactions, as provided in the Trustee’s indirect compensation disclosures.

6.3Overdrafts and Indebtedness. The Trustee may, in its sole discretion, advance funds in any currency hereunder. If an overdraft occurs in the Trust Fund (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if the Trust is for any other reason indebted to the Trustee, the Trustee shall be entitled, and the Company authorizes the Trustee, to collect from the Trust the amount of the advance, overdraft or indebtedness, plus accrued interest at a rate then charged by the Trustee to its institutional trust clients in the relevant currency.

6.4Securing Repayment. In order to secure repayment of the Trust’s obligations (whether or not matured) to the Trustee, the Company on behalf of the Trust hereby pledges and grants to the Trustee a continuing first lien and security interest in, and right of setoff against, all of the Plan and Trust’s right, title and interest in and to the Trust Fund and the Securities, money and other Property now or hereafter held in the Trust Fund (including proceeds thereof); provided, that the Company does not grant the Trustee a security interest in any Securities issued by an affiliate of the Trustee (as defined in Section 23A of the Federal Reserve Act). The Company represents that the Trust owns the Securities in the Trust Fund free and clear of all liens, claims, security interests, and the first lien and security interest granted therein shall be subject to no setoffs, counterclaims, or other liens prior to or on a parity with it in favor of any other party (other than specific liens granted preferred status by statute). The Company shall take any additional steps required to assure the Trustee of such priority security interest, including notifying third parties or obtaining their consent. The Trustee shall be entitled to collect from the Trust Fund sufficient cash for reimbursement, and if such cash is insufficient, to sell the Securities in the Trust Fund to the extent necessary to obtain reimbursement. In this regard, the Trustee shall be entitled to all the rights and remedies of a pledgee and secured creditor as if the Trust is in default under applicable laws, rules or regulations as then in effect.

6.5 Setoff. The Trustee has the right to debit any cash in the Trust Fund for any amount payable by the Company in connection with any and all obligations of the Company to the Trustee. In addition to the rights of the Trustee under applicable law and other agreements, at any time when the Company shall not have honored any and all of its obligations to the Trustee, the Trustee shall have the right without notice to the Company to retain or set-off against such obligations of the Company any cash the Trustee may hold for the Company, and any obligations (whether or not matured) that the Trustee may have to the Company in any currency. Any such asset of, or obligation to, the Company may be transferred to the Trustee in order to effect the above rights.

6.6 Disposition of Income. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested except as otherwise specifically provided herein.

SECTION 7 – TAXES, REPORTS, RECORDS AND OTHER MATTERS

7.1 General Tax Responsibilities.

a. The Trustee shall prepare and timely file any U.S. federal tax return or timely report and pay any amounts due with respect to such U.S. return or report (based on information in the Trustee’s possession and to the extent funded) as required by law for a trustee, unless the Company otherwise directs in writing. In addition to the foregoing, the Trustee shall provide such other services with respect to Tax Obligations as requested by the Company and agreed to by the Trustee in writing. Except as otherwise provided in this Section, or as may be required of a directed trustee by applicable law after the Effective Date and mutually agreed by the parties, the Trustee shall have no obligation or liability with respect to Tax Obligations, including, without limitation, any obligation to file or submit returns or reports with any state, foreign or other taxing authorities.

b. The Trustee may consult with and rely upon the Company in all matters pertaining to Tax Obligations in respect of the Trust. The Company shall provide and/or shall cause any party it designates (“Designated Party”) to provide information necessary for the Trustee to fulfill its obligations with respect to Tax Obligations in a timely manner. The Trustee shall be fully protected in relying upon its consultations with the Company and on any information provided by the Company or a Designated Party.

c.To the extent the Company desires a Designated Party to undertake responsibilities with respect to Tax Obligations, including those Tax Obligations imposed on the Trustee under any law, the Company shall inform the Trustee in writing as to which Designated Party or Parties have been delegated such responsibilities and should receive information from the Trustee. The Trustee shall provide to the Company or a Designated Party on a timely basis any information in the Trustee’s possession requested by the Company or a Designated Party to fulfill its responsibilities with respect to a Tax Obligation. The Company shall be solely responsible to cause the Designated Party to fulfill such responsibilities. The Company shall indemnify the Trustee with respect to any liability concerning Tax Obligations resulting from the actions or failures to act of the Company or the Designated Party.

7.2Specific Tax Responsibilities.

a.Upon receipt of sufficient information, the Trustee shall make reasonable efforts to file claims for exemptions or refunds with respect to withheld foreign (non-United States) taxes in instances in which such claims are appropriate.

b.The Trustee shall provide the Company or a Designated Party any data or materials received by the Trustee concerning potential unrelated business taxable income. However, the Trustee shall have no responsibility to independently collect data or informational materials with respect to unrelated business taxable income received by the Trust or to prepare and file any forms to report unrelated business taxable income to the Trust. Pursuant to Authorized Instructions, the Trustee shall pay from the Trust the amount of any unrelated business income tax due, as determined by the Company or a Designated Party.

7.3Pricing and Other Data. In providing Market Data related to the Trust Fund in connection with this Agreement, the Trustee is authorized to use Data Providers. The Trustee may follow Authorized Instructions in providing pricing or other Market Data, even if such instructions direct the Trustee to override its usual procedures and Market Data sources. The Trustee shall be entitled to rely without inquiry on all Market Data (and all Authorized Instructions related to Market Data) provided to it, and the Trustee shall not be liable for any Losses incurred as a result of Market Data that contains errors or that is inaccurate or incomplete. The Company acknowledges that certain pricing or valuation information may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may be material. The Trustee shall not be required to inquire into the pricing of any Securities or other assets even though the Trustee may receive different prices for the same Securities or assets. Market Data may be the intellectual property of the Data Providers, which may impose additional terms and conditions upon the Company’s use of the Market Data. The additional terms and conditions can be found on the Data Terms Website. The Company agrees to those terms as they are posted in the Data Terms Website from time to time. Certain Third Party Service Providers may not utilize an Authorized Person’s directed price due to system constraints or differing data sources. Performance measurement and analytic services may use different data sources than those used by the Trustee to provide Market Data for the Trust Fund, which may result in differences between custodial reports and performance measurement and analytic reports.

7.4 Statements and Reports. The Trustee shall make available to the Company a monthly report of all transfers to or from the Trust Fund and a statement of all holdings in the Trust Fund as of the last Business Day of each month. The Company may elect to receive certain information electronically through the Internet to an email address specified by it for such purpose. By electing to use the Internet for this purpose, the Company acknowledges that such transmissions are not encrypted and therefore are not secure. The Company further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that the Trustee shall not be responsible for any loss, damage or expense suffered or incurred by the Company or any person claiming by or through the Company as a result of the use of such methods.

7.5Review of Reports. If, within ninety (90) days after the Trustee makes available to the Company a statement with respect to the Trust Fund, the Company has not given the Trustee written notice of any exception or objection thereto, the statement shall be deemed to have been approved, and in such case, the Trustee shall not be liable for any claims concerning such statements.

7.6Inspection of Books and Records. The Company shall have the right, at its own expense and with reasonable prior written notice to the Trustee, to inspect the Trustee’s books and records directly relating to the Trust Fund during normal business hours or to designate an accountant to make such inspection.

7.7 Required Disclosure. With respect to Securities that are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or that are issued by an issuer registered under the Investment Company Act of 1940, as amended, Section 14(b) of the Exchange Act and Rule 14b-2 promulgated thereunder require the Trustee to disclose to issuers of such Securities, upon their request, the name, address and securities position of the Trustee’s clients who are “beneficial owners” (as defined in the Exchange Act) of the issuer’s Securities, unless the beneficial owner objects to such disclosure. The Exchange Act defines a “beneficial owner” as any person who has or shares the power to vote a security (pursuant to an agreement or otherwise) or who directs the voting of a security. The Company has designated on the signature page hereof, whether: (1) as beneficial owner, it objects to the disclosure of its name, address and securities position to any U.S. issuer that requests such information pursuant to the Exchange Act for the specific purpose of direct communications between such issuer and the Company; or (2) the Trustee shall contact the Company’s investment manager with respect to relevant Securities to make the decision whether it objects to the disclosure of the beneficial owner’s name, address and securities position to any U.S. issuer that requests such information pursuant to the Exchange Act.

With respect to Securities issued outside the United States, the Trustee shall disclose information required by any Depository, the laws and regulations of the relevant jurisdiction, rules of the relevant stock exchange or organizational documents of an issuer. The Trustee is also authorized to supply any information regarding the Trust Fund that is required by any law, regulation or rules now or hereafter in effect. The Company agrees to supply the Trustee with any required information if it is not otherwise reasonably available to the Trustee.

7.8 Centralized Functions. The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions, including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Solely in connection with the Centralized Functions, (i) the Company consents to the disclosure of, and authorizes the Trustee to disclose, information regarding the Company and its accounts (“Customer-Related Data”) to the BNY Mellon Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information and (ii) the Trustee may store the names and business addresses of the Company’s employees on the systems or in the records of the BNY Mellon Group or its service providers. In addition, the BNY Mellon Group may aggregate Customer-Related Data with other data collected and/or calculated by the BNY Mellon Group, and the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with the Company. The Company is authorized to consent to the foregoing and confirms that the disclosure to and storage by the BNY Mellon Group of such information does not violate any relevant data protection legislation. In addition, the Trustee may disclose Customer-Related Data as required by law or at the request of any governmental or regulatory authority.

7.9 Sanctions.

a.Throughout the term of this Agreement, the Company: (i) shall maintain, and comply with, an Economic Sanctions Compliance Program which includes measures to accomplish effective and timely scanning of all relevant data with respect to Participants and with respect to incoming or outgoing Property or transactions; (ii) shall ensure that neither the Company nor any of its affiliates, directors, officers, employees or Participants (to the extent such Participants are covered by this Agreement) is an individual or entity that is, or is owned or controlled by an individual or entity that is: (A) the target of Sanctions, or (B) located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions; and (iii) shall not, directly or indirectly, use the Fund in any manner that would result in a violation of Sanctions.

b.The Company will promptly provide to the Trustee such information as the Trustee reasonably requests in connection with the matters referenced in this Section 7.9, including information regarding the Trust Fund, the Property held or to be held in the Trust Fund, the source thereof, and the identity of any individual or entity having or claiming an interest therein. The Trustee may decline to act or provide services in respect of any Trust Fund, and take such other actions as it, in its reasonable discretion, deems necessary or advisable, in connection with the matters referenced in this Section 7.9. If the Trustee declines to act or provide services as provided in the preceding sentence, except as otherwise prohibited by applicable law or official request, the Trustee will inform the Company as soon as reasonably practicable.

SECTION 8 – PROVISIONS REGARDING TRUSTEE

8.1Standard of Care. The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, including implementing and maintaining an ISP, as defined in Appendix B, hereto (the “Standard of Care”).

8.2Duties. The duties of the Trustee shall only be those specifically undertaken pursuant to this Agreement and shall be subject to such other limits on liability as are set out herein.

8.3 Limitation on Liability. Notwithstanding anything contained elsewhere in this Agreement, the Trustee’s liability hereunder is limited as follows:

a.The Trustee shall not be liable for Losses except to the extent that such Losses are a direct result of the Trustee’s negligence or willful misconduct.

b.Neither party shall be liable to the other party or the Trust for indirect, consequential or special damages arising in connection with this Agreement even if such party has been advised of the possibility of such damages.

c.The Trustee is not a party to, and has no duties or responsibilities under, the Plan other than those that may be expressly contained in this Agreement. The Company acknowledges that the Plan does not impose any duties on the Trustee other than those contained in this Agreement. Notwithstanding anything to the contrary contained elsewhere in this Agreement, any reference to the Plan or Plan provisions which requires knowledge or interpretation of the Plan shall impose a duty upon the Company to communicate such knowledge or interpretation to the Trustee. The Trustee shall have no obligation to know or interpret any portion of the Plan and shall in no way be liable for any proper action taken under this Agreement contrary to the Plan. Possession of a copy of all or a portion of the Plan document shall not constitute knowledge on the part of the Trustee;

d.The duties of the Trustee shall be limited to the assets held in the Trust Fund, and the Trustee shall have no duties with respect to assets held by any other person including, without limitation, any other trustee for the Plan. The Company hereby agrees that the Trustee shall not serve as, and shall not be deemed to be, a co-trustee under any circumstances;

e. The Trustee shall not be responsible for the title, validity or genuineness of any Securities or evidence of title thereto received by it or delivered by it pursuant to this Agreement or for Securities held hereunder being freely transferable or deliverable without encumbrance in any relevant market;

f. The Trustee shall not be responsible for the failure to receive payment of, or the late payment of, income or other payments due to the Trust Fund;

g. The Trustee shall have no duty to take any action to collect any amount payable on Securities in default or if payment is refused after due demand and presentment;

h. The Trustee may obtain the advice of reputable counsel of its own choosing or counsel for the Company and, to the extent not prohibited by applicable law, shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice;

i. If the Trustee undertakes or defends any litigation or other legal proceedings arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust Fund. The Trustee shall have no responsibility or obligation to use its own proprietary funds to cover such costs, expenses and liabilities;

j.The Trustee shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting the Trust Fund and shall have no liability with respect to the Company’s or an Authorized Person’s decision to invest in Securities or to hold cash in any currency;

k.The Trustee shall have no responsibility if the rules or procedures imposed by Depositories, exchange controls, asset freezes or other laws, rules, regulations or orders at any time prohibit or impose burdens or costs on the transfer of Securities or cash to, by or for the Trust Fund; and

l.The Trustee shall have no liability for any Losses arising from the insolvency of any Person, including but not limited to a Subcustodian (other than a BNY Mellon Affiliate), Depository, broker, bank, and a counterparty to the settlement of a transaction or to a foreign exchange transaction, except as provided in Sections 2.2 and 2.3 above.

m.The Trustee shall have no liability for any Losses arising from (a) any action or inaction of the Predecessor Trustee as predecessor trustee of the Trust, or (b) any other action or inaction with respect to the Trust prior to the date of this Agreement, including without limitation the removal of the Predecessor Trustee and the appointment of the Trustee.

8.4 Force Majeure. The Trustee will maintain and update from time to time business continuation and disaster recovery procedures with respect to its directed trustee business that it determines from time to time meet reasonable commercial standards. Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be responsible or liable for any failure to perform under this Agreement or for any Losses to the Trust Fund resulting from any event beyond the reasonable control of the Trustee.

8.5 Fees. The Trustee shall be paid the fees and charges as may be specifically agreed upon from time to time by the Company in writing and such other fees and charges at the Trustee’s standard rates for such services as may be applicable and agreed to by the Company in writing. The Trustee shall be reimbursed for out-of-pocket expenses that are a normal incident of the services provided herein. The Trustee is authorized to charge and collect from the Trust Fund its fees and expenses unless such fees and expenses are paid directly by the Company or prohibited by law.

8.6 Indemnification. Except to the extent prohibited by applicable law, the Trust and the Company shall jointly and severally indemnify and hold harmless the Trustee from and against all Losses, including reasonable counsel fees and expenses in connection with third party claims and/or in connection with a successful defense of claims asserted by the Company and/or on behalf of the Trust, (a) relating to or arising out of the performance of the Trustee’s obligations under this Agreement, except to the extent resulting from the Trustee’s negligence or willful misconduct, (b) arising from any action or inaction of the Predecessor Trustee as predecessor trustee of the Trust, or (c) arising from any other action or inaction with respect to the Trust prior to the date of this Agreement, including without limitation the removal of the Predecessor Trustee and the appointment of the Trustee. The Trustee shall indemnify and hold harmless the Company and the Trust from any and all Losses, including reasonable counsel fees and expenses, arising out of the Trustee’s breach of the Standard of Care subject to Section 8.3 hereof. This provision shall survive the termination of this Agreement.

SECTION 9 – AMENDMENT OR TERMINATION; REMOVAL OR RESIGNATION; APPOINTMENT OF SUCCESSOR; ASSIGNMENT

9.1Amendment or Termination.

a.This Agreement may be amended only by written agreement between the Company and the Trustee. The Company shall be responsible for ensuring that no such amendment conflicts with the terms of the Plan or makes the Trust revocable. At the request of the Trustee, the Company shall provide written confirmation to that effect.

b.The Company may terminate the Trust prior to making all benefit payments if all Participants entitled to benefits under the Plan have approved the termination in writing. The Company shall certify to the Trustee that it has obtained such written approvals and upon request provide copies to the Trustee. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

9.2Removal or Resignation. The Trustee may be removed with respect to all or part of the Trust Fund upon receipt of thirty (30) days’ written notice (unless a shorter or longer period is agreed upon) from the Company. The Trustee may resign as Trustee hereunder upon one hundred twenty (120) days’ written notice (unless a shorter or longer period is agreed upon) delivered to the Company. In the event of such removal or resignation, a successor trustee will be appointed and the Trustee shall transfer the Trust Fund, less such amounts as may be reasonable and necessary to cover its compensation and expenses.

9.3Appointment of Successor.

a. In the event the Company fails to appoint a successor trustee within sixty (60) days of receipt of written notice of resignation, the Trustee reserves the right to seek the appointment of a successor trustee from a court of competent jurisdiction. The Trust account established by the Trustee shall terminate after a successor trustee has accepted its duties and the Trustee has transferred all assets then held by the Trustee to the successor trustee. Thereafter the Trustee shall have no duties, responsibilities or liability with respect to this Agreement or the acts or omissions of any successor trustee.

b. Any successor trustee must be a bank, a trust company or other party that may be granted corporate trustee powers under federal or state law. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer. The Trustee shall not be responsible for any action or inaction of any successor trustee.

c. The Trustee need not examine the records and acts of any prior trustee. The Trustee shall not be responsible for, and the Company shall indemnify and defend the Trustee from, any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes Trustee.

9.4 Successors and Assigns/U.S. Special Resolution Regime Transferability.

a. This Agreement is not assignable by either the Trustee or the Company without the prior written consent of the other, except that (i) the Trustee may assign this Agreement to any BNY Mellon Affiliate, (ii) any entity, that shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the trust business of the Trustee shall, upon such succession and without any appointment or other action by the Company, be and become successor trustee hereunder, and (iii) the Company may assign this Agreement to an affiliate with the prior written consent of the Trustee, such consent to be subject to the Trustee’s standard client acceptance procedures. The Trustee agrees to provide notice of such successor trustee to the Company. Any assignment in violation of this provision shall be voidable at the option of the non-assigning party. This Agreement shall be binding upon, and inure to the benefit of, the Company and the Trustee and their respective successors and permitted assigns.

b. Notwithstanding anything herein to the contrary, in the event the Trustee becomes subject to a proceeding under a U.S. special resolution regime, the transfer of the Agreement (and any interest and obligation in or under, and any property securing, the Agreement) from the Trustee will be effective to the same extent as the transfer would be effective under the U.S. special resolution regime if the Agreement (and any interest and obligation in or under, and any property securing, the Agreement) were governed by the laws of the United States or a state of the United States; and, in the event the Trustee or any affiliate becomes subject to a proceeding under a U.S. special resolution regime, default rights with respect to the Agreement that may be exercised against the Trustee are permitted to be exercised to no greater extent than the default rights could be exercised under the U.S. special resolution regime if the Agreement were governed by the laws of the United States or a state of the United States.

9.5Assignment or Alienation. Benefits payable to Participants under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

SECTION 10 – ADDITIONAL PROVISIONS

10.1 Line Item Assets. The Trustee may reflect on its books and records certain bookkeeping entries for Trust Property including, but not limited to, mutual funds, book-entry securities and limited partnership interests that are selected and monitored by an Authorized Person. The Trustee shall rely without independent verification on information provided by the Company or its designee regarding such Trust Property, including but not limited to positions and market valuations.

10.2 Appropriate Action. The Trustee is hereby authorized and empowered to take any action with respect to the Trust Fund that it deems necessary or appropriate to perform is obligations specifically set forth in this Agreement.

10.3 Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the state of New York without regard to its conflict of laws provisions. The parties consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute hereunder. The Company irrevocably waives any objection it may now or hereafter have to venue in such court and any claim that a proceeding brought in such court has been brought in an inconvenient forum. The parties hereby expressly waive, to the full extent permitted by applicable law, any right to trial by jury with respect to any judicial proceeding arising from or related to this Agreement.

10.4 Sovereign Immunity. To the extent that in any jurisdiction the Company may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, the Company irrevocably agrees not to claim, and hereby waives, such immunity.

10.5 Representations.

a. Each party represents and warrants to the other that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind such party to this Agreement, and that the Agreement constitutes a binding obligation of such party enforceable in accordance with its terms.

b. The Company further represents and warrants to the Trustee that:

(i) any and all corporate or other actions necessary or appropriate to effect the removal of the Predecessor Trustee and the appointment of the Trustee have been taken, including without limitation obtaining the necessary approval of the Participants or a portion thereof as prescribed in the Original Trust Agreement;

(ii) the removal of the Predecessor Trustee and the appointment of the Trustee did not, and execution of this Agreement will not, constitute a violation of the terms of the Plan, the Original Trust Agreement, or any applicable law; and

(iii) the Company acknowledges and agrees that by entering into this Agreement, the Trustee makes no representation and provides no advice as to the compliance of this Agreement with the Original Trust Agreement or any consequences, including tax consequences, thereof.

10.6 USA PATRIOT Act. The Company hereby acknowledges that the Trustee is subject to federal laws, including the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Trustee must obtain, verify and record information that allows the Trustee to identify the Company. Accordingly, prior to opening an account hereunder, the Trustee will ask the Company to provide certain information including, but not limited to, the Company’s name, physical address, tax identification number and other information that will help the Trustee to identify and verify the Company’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. The Company agrees that the Trustee cannot open an account hereunder unless and until the Trustee verifies the Company’s identity in accordance with the Trustee’s CIP.

10.7 Notices. Notices shall be in writing and shall be addressed to the Trustee or the Company at the address set forth on the signature page or such other address as any party may designate in writing to the others. All notices shall be effective upon receipt.

10.8 Entire Agreement. This Agreement and any related fee agreement constitute the entire agreement with respect to the matters dealt with herein, and supersede all previous agreements, whether oral or written, and documents with respect to such matters.

10.9 Necessary Parties. The Trustee reserves the right to seek a judicial or administrative determination as to its proper course of action under this Agreement. Nothing contained herein will be construed or interpreted to deny the Trustee or the Company the right to have the Trustee’s account judicially determined. To the extent permitted by law, only the Trustee and the Company shall be necessary parties in any application to the courts for an interpretation of this Agreement or for an accounting by the Trustee, and no Participant under the Plan or other person having an interest in the Trust Fund shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall, to the extent permitted by law, be conclusive upon all persons.

10.10 No Third Party Beneficiaries. The provisions of this Agreement are intended to benefit only the parties hereto, their respective successors and assigns, and Participants under the Plan. There are no other third party beneficiaries.

10.11Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts when taken together shall constitute but one and the same instrument and may be sufficiently evidenced by one set of counterparts.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Authorized Signer of:		Authorized Officer of:
TECO ENERGY, INC.		THE BANK OF NEW YORK MELLON

By:	/s/ Greg Blunden	By:	/S/ JOHN FIORAVANTI
Name:	Greg Blunden	Name:	JOHN FIORAVANTI
Title:	CFO	Title:	VP, RELATIONSHIP MANAGER
Date:	12/20/19	Date:	12/30/19

Address for Notice:		Address for Notice:
702 N. Franklin Strt.		The Bank of New York Mellon
Tampa FL, 33602		500 GRANT STREET,151-4040
PITTSBURGH PA 15258

Attention:	Associate General Counsel	Attention:	JOHN FIORAVANTI

By:	/s/ David Nicholson
Name:	David Nicholson
Title:	Vice President
Date:	12/20/19

Address for Notice:
702 N. Franklin Strt.
Tampa FL, 33602
Attention:	Associate General Counsel

Pursuant to Section 7.7:

[ ]  as beneficial owner, Company OBJECTS to disclosure

[ ]  as beneficial owner, Company DOES NOT OBJECT to disclosure

[ X ]  Trustee shall CONTACT THE COMPANY’S INVESTMENT MANAGER with respect relevant Securities to make the decision whether it objects to disclosure

IF NO BOX IS CHECKED, TRUSTEE SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM THE COMPANY.

2019.9.26.TECO Energy.BNY Mellon Post COC Rabbi Trust.docx

APPENDIX A

List of Covered Plans

TECO ENERGY GROUP SUPPLEMENTAL RETIREMENT BENEFITS PLAN

A-1

APPENDIX B

Information Security Program

Capitalized terms not defined herein shall have the meaning set forth in the Agreement.

I.	Information Security Program Overview.

A.“Confidential Information” means, with respect to a party, the terms of the Agreement and all non-public business and financial information of such party (including, with respect to the Trust, information regarding the accounts and information about plan participants and beneficiaries) and including, with respect to the Trustee, information regarding its practices and procedures related to the services provided under the Agreement (the “Services”)) disclosed to the other party in connection with the Agreement.

B. During the term of the Agreement, the Trustee will implement and maintain an information security program ("ISP") with written policies and procedures and reasonably designed to protect the confidentiality and integrity of the Trust’s Confidential Information provided to the Trustee in accordance with the Agreement and when in the Trustee’s possession or under the Trustee’s control (“Customer Data”). The ISP will include administrative, technical and physical safeguards, appropriate to the type of Customer Data concerned, reasonably designed to: (i) maintain the integrity, confidentiality and availability of Customer Data; (ii) protect against anticipated threats or hazards to the security or integrity of Customer Data; (iii) protect against unauthorized access to or use of Customer Data that could result in substantial harm or inconvenience to the Trust or its the Trusts, and (iv) provide for secure disposal of Customer Data.

C. The Trustee’s program is dynamic and may be modified to address technological changes or changes in the threat landscape, the Trustee’s business activities or other factors. The Trustee reserves the right to modify the ISP at any time, provided that the Trustee shall not diminish the overall level of protection this Appendix B is intended to provide.

D.The Trustee shall, at all times, comply with all federal and state laws and regulations applicable to the Services performed by the Trustee under the Agreement.

II.	Security Incident Response and Notice.

A.The Trustee will maintain a documented incident management process designed to ensure timely detection of security events and response thereto.

B.In the event of a declared Security Incident, the Trustee will, (i) promptly and without undue delay notify the Trust and the Company after it becomes aware of the Security Incident, (ii) provide updates to the Trust regarding the Trustee’s response and (iii) use reasonable efforts to implement measures designed to prevent a reoccurrence of Security Incidents of a similar nature. The notification and updates from the Trustee to the Trust shall include, if known, reasonable information regarding the nature of the Security Incident (including, if known, the number of unique pieces of Customer Data affected) and the corrective actions taken or to be taken by the Trustee.

C.“Security Incident” means any known breach of nonpublic personal information as defined in the Gramm-Leach-Bliley Act of 1999 (“NPPI”) that is notifiable under state law or (ii) loss or unauthorized access, disclosure, use, alteration or destruction of Customer Data.

III.

Governance. The Trustee shall, no more than once in a 12 month period, (i) and upon request, provide a copy of its most recent SSAE-18 or equivalent external audit report to the Trust, which the Trust may disclose solely to its internal or external auditors that are subject to written confidentiality obligations to use reasonable care to safeguard the report and not to disclose the report to any third party or use the report for any purpose other than evaluating the Trustee’s security controls; (ii) engage a third party provider to perform penetration testing of the Trustee systems used to provide the Services and provide the Trust confirmation of such testing, upon request and (iii) participate in the Trust’s reasonable information security due diligence questionnaire process, upon request.

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IV.	Network and Communications Security.

A.Asset Management. The Trustee will maintain an inventory of its system components, hardware and software used to provide the Services, and will review and update such inventory in accordance with the ISP.

B.Change Management. The Trustee shall require that changes to its network or software used to provide the Services are tested and applied pursuant to a documented change management process.

C.Security Monitoring. The Trustee will monitor cyber threat intelligence feeds daily. The Trustee will deploy Denial of Service (DoS) and Distributed DoS solutions.

D.Network Segmentation. The Trustee’s infrastructure utilizes a multi-tier architecture, including a DMZ, to isolate the internal infrastructure from external networks. Traffic from external sources will traverse firewalls and pass through multiple layers of malware protection prior to processing. The Trustee’s production environment used to provide the Services will be segregated from pre-production regions and the Trustee’s internal segment.

E.Vulnerability Management. The Trustee will maintain a documented process to identify and remediate security vulnerabilities affecting its systems used to provide the Services. The Trustee will classify security vulnerabilities using industry recognized standards and conduct continuous monitoring and testing of its networks, hardware and software including regular penetration testing and ethical hack assessments. The Trustee will remediate identified security vulnerabilities in accordance with its process.

F.Malicious Code. The Trustee will deploy industry standard malicious code protection and identification tools across its systems and software used to provide the Services.

G.Communications. The Trustee will protect electronic communications used in the provision of Services, including instant messaging and email services, using industry standard processes and technical controls and in accordance with the ISP.

V.

Application Security. The ISP will require that in-house application development be governed by a documented secure software development life cycle methodology, which will include deployment rules for new applications and changes to existing applications in live production environments.

VI.

Logging. The ISP will require the maintenance of network and application logs as part of the Trustee’s security information and event management processes. Logs are retained in accordance with law applicable to the Trustee’s provision of the Services as well as the Trustee’s applicable policies. The Trustee uses various tools in conjunction with such logs, which may include behavioral analytics, security monitoring case management, network traffic monitoring and analysis, IP address management and full packet capture.

VII.	Data Security.

A.Identity Access Management. The Trustee will implement reasonable and industry recognized user access rules for users accessing Customer Data based on the need to know and the principle of least privilege, and including user ID and password requirements, session timeout and re-authentication requirements, unsuccessful login attempt limits, privileged access limits and multifactor authentication or equivalent safeguard where risk factors indicate that single factor authentication is inadequate.

B.Data Segregation. The ISP will require that (i) Customer Data is stored in either physically or logically segregated databases from other Trustee data and (ii) different databases are maintained for development, testing, staging and production environments used in the provision of Services.

C. Encryption. The Trustee will (i) encrypt Customer Data in transit to an external network using transport layer security or other encryption method and (ii) protect Customer Data at rest, in each case as the Trustee determines to be appropriate in accordance with the ISP and law applicable to the Trustee’s provision of the Services.

D.Remote Access. The ISP will restrict remote access to Trustee systems to authorized users using multifactor authentication or equivalent safeguard, and will require such access to be logged.

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E. Devices. The Trustee will restrict the transfer of Customer Data from its network to mass storage devices. The Trustee will use a mobile device management system or equivalent tool when mobile computing is used to provide the Services. Applications on such authenticated devices will be housed within an encrypted container and the Trustee will maintain the ability to remote wipe the contents of the container.

F.Data Leakage Prevention (DLP). The Trustee will deploy DLP tools reasonably designed to help detect and prevent unauthorized transfers of Customer Data outside the Trustee’s network.

G. Disposal. The Trustee will maintain chain of custody procedures and require that any Customer Data requiring disposal be rendered inaccessible, cleaned or scrubbed from such hardware and/or media using industry recognized methods.

VIII.

Personnel. The Trustee will undertake background checks during the recruitment process of personnel involved in the provision of the Services, subject to applicable laws, and require its personnel involved in the provision of Services to undertake annual training on the aspects of the ISP applicable to the personnel’s job function.

IX.

Physical Security. The Trustee will deploy perimeter security such as barrier access controls around its facilities processing or storing Customer Data. The ISP will include (i) procedures for validating visitor identity and authorization to enter the premises, which may include identification checks, issuance of identification badges and recording of entry purpose of visit and (ii) physical security policies for personnel, such as a “clean desk” policy. In accordance with its ISP and applicable law, the Trustee will install closed circuit television (“CCTV”) systems and CCTV recording systems to monitor and record access to controlled areas, such as data centers and server rooms.

X.

Subcontracting. The Trustee will implement a third party governance program designed to provide oversight over unaffiliated agents used to provide the Services. The Trustee’s responsibilities and obligations to Company with respect to such agents shall be as set forth in Section 2.4 of the Agreement.

XI.

BCP/DR. The Trustee will implement business continuity and disaster recovery plans designed to minimize interruptions of service and ensure recovery of systems and applications used to provide the Services. Such business approved plans shall cover the facilities, systems, applications and employees that are critical to the provision of the Services, and will be tested at least annually to validate that the recovery strategies, requirements and protocols are viable and sustainable.

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